SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                       PURSUANT TO SECTION 13 OR 15(d)
                                    OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (date of earliest event reported): September 24, 2002


                       TESSA COMPLETE HEALTH CARE, INC.

            (Exact name of registrant as specified in its charter)


            Georgia                      0-21099              58-0975098
 ----------------------------   ------------------------   ----------------
 (State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
      of incorporation)                                   Identification No.



             PMB 202, 11575 SW Pacific Highway, Tigard, OR  97223
                   (Address of principal executive offices)


                               (503)750-5633
             (Registrant's telephone number, including area code)



 ITEM 5. OTHER EVENTS

 Effective immediately the Board of Directors has voted to replace Brian Regan, DC as the Company's Chief Executive Officer, Chief Financial Officer and President, with Stephen D. Wilson. Mr. Wilson has been associated with Tessa since May of 2002 as a Director of the Company and is President of Stephen D. Wilson, Inc., an Oregon based construction firm. In addition, the Board of Directors has voted to terminate Mark Newman, DC as the Company's Vice-President. As a result of these terminations, Drs. Regan and Newman are no longer serving as directors.

                                  SIGNATURES

 Pursuant to requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       TESSA COMPLETE HEALTH CARE, INC.



 Date:  October 7, 2002           By: /s/   Stephen D. Wilson
                                      ---------------------------------
                                      Stephen D. Wilson President & CEO